UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2016 (April 7, 2016)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

As previously reported on a Quarterly Report on Form 10-Q and an Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 16, 2015 and March 28, 2016, respectively, On Track Innovations Ltd. (the “Company”) filed a patent infringement lawsuit in the United States District Court for the Southern District of New York (the “Court”) against Cellco Partnership d/b/a Verizon Wireless, where the Company alleged and sought monetary damages for direct infringement of U.S. Patent No. 6,045,043, based on the sale and offer for sale of NFC-capable phones with Advanced SIM cards.

On April 7, 2016, the Company notified the Court, jointly with Verizon Wireless that the parties have reached an agreement to settle the Company’s claims against Verizon Wireless. The settlement agreement does not provide for any net cash payment to the Company due to offset for cross licensing of certain Verizon patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: April 7, 2016	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer